99.906 CERT

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies in his capacity as Treasurer and President, respectively, of COLORADO BONDSHARES — A TAX-EXEMPT FUND, that:

(a)	the Annual Report of Colorado BondShares — A Tax-Exempt Fund on Form N-CSR for the period ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of COLORADO BONDSHARES — A TAX-EXEMPT FUND for such period.

SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO COLORADO BONDSHARES A TAX-EXEMPT FUND AND WILL BE RETAINED BY THE TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

COLORADO BONDSHARES — A TAX-EXEMPT FUND

Date: December 9, 2004

/s/ Andrew B. Shaffer

Andrew B. Shaffer
President & Treasurer